UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

CONOLOG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey08876
(Address of principal executive offices)

(908) 722-8081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of the President of the Company and Chairman of the Board of Directors

Effective December 19, 2014, Mr. Michael Horn was appointed as the new President of Conolog Corporation (the “Company”) and Chairman of the Board of Directors of the Company (the “Board”) by unanimous vote at a special meeting of the Board. Mr. Horn has been the Chief Executive Officer of the Company since January 31, 2013, and has served as Secretary of the Company since November 13, 2012. Concurrent with his appointment as President of the Company and Chairman of the Board, Mr. Horn resigned his position as Secretary but will continue to serve the Company in his capacities as Chief Executive Officer and member of the Board.

Family Relationships

There is no family relationship between Mr. Horn and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Appointment of the Vice-President of the Company

Effective December 19, 2014, Mr. Albert S. Lenhardt was appointed as the new Vice-President of Production of the Company by unanimous vote at a special meeting of the Board. Mr. Lenhardt, age 45, has been an employee of the Company since September 1988. Currently, he manages the Company’s production, purchasing, and shipping/receiving teams.

Family Relationships

There is no family relationship between Mr. Lenhardt and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Resignation of a member of the Board

Louis S. Massad voluntarily resigned from the Board, effective December 22, 2014 at 12:01 AM. There were no disagreements between Mr. Massad and the Company or any officer or director of the Company which led to Mr. Massad’s resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: December 23, 2014	By:	/s/ Michael Horn
Name: Michael Horn
Title: Chief Executive Officer